Exhibit (d)(x)(C)

Amended and Restated SCHEDULE A

DATED DECEMBER 30, 2016

TO THE

INVESTMENT ADVISORY AGREEMENT DATED October 19, 2012

BETWEEN

FUNDVANTAGE TRUST AND Polen Capital Management, LLC

Series of FundVantage Trust	Effective Date

Polen Growth Fund	October 19, 2012

Polen Global Growth Fund	December 29, 2014

Polen International Growth Fund	December 30, 2016

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule A to be executed in its name and on its behalf by its duly authorized representative as of December 30, 2016.

FUNDVANTAGE TRUST

By:	/s/ Joel L. Weiss
Name:	Joel L. Weiss
Title:	President and Chief Executive Officer

Polen Capital Management, LLC

By:	/s/ Brian Goldberg
Name:	Brian Goldberg
Title:	Chief Compliance Officer

Amended and Restated SCHEDULE B

DATED December 30, 2016

TO THE

INVESTMENT ADVISORY AGREEMENT DATED October 19, 2012

BETWEEN

FUNDVANTAGE TRUST AND Polen Capital Management, LLC

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date
Polen Growth Fund	0.85% (85 basis points)*	January 1, 2017

Polen Global Growth Fund	0.85% (85 basis points)	December 29, 2014

Polen International Growth Fund	0.85% (85 basis points)	December 30, 2016

*Prior annual rate was 1.00% (100 basis points).

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule B to be executed in its name and on its behalf by its duly authorized representative as of December 30, 2016.

FUNDVANTAGE TRUST

By:	/s/ Joel L. Weiss
Name:	Joel L. Weiss
Title:	President and Chief Executive Officer

Polen Capital Management, LLC

By:	/s/ Brian Goldberg
Name:	Brian Goldberg
Title:	Chief Compliance Officer